Exhibit 10.1

INDEMNITY AGREEMENT

This Indemnity Agreement (this “Agreement”), dated as of                     , (the “Effective Date”) is made by and between Coupons.com Incorporated, a Delaware corporation (the “Company”), and                     , an individual who is a director and/or officer of the Company (“Indemnitee”).

RECITALS

A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance and/or indemnification agreements, due to their increased exposure to litigation costs and risks resulting from their service to such corporations, and because this exposure frequently bears no reasonable relationship to their compensation as directors and officers.

B. Section 145 (“Section 145”) of the General Corporation Law of Delaware, under which the Company is organized (the “Law”) empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by the Law is not exclusive.

C. Based on their experience as business managers, the Board of Directors of the Company (the “Board”) has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company, and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company contractually to indemnify officers and directors and to assume for itself liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Company.

D. The Company desires and has requested Indemnitee to serve or continue to serve as a director or officer of the Company. The Company desires that Indemnitee be free from undue concern regarding claims for damages arising out of or related to such services, which may impair the free exercise of Indemnitee’s best business judgment on behalf of the Company, its subsidiaries and other enterprises affiliated with the Company.

NOW, THEREFORE, in consideration of the mutual promises made in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms have the meanings defined below:

1.1 Affiliate. An “affiliate” of the Company means any foreign or domestic corporation, partnership, limited liability company, joint venture, firm, trust, enterprise and/or other entity (each, an “entity”) that is an “affiliate” of the Company within the meaning of Rule 405 of Regulation C promulgated under the Securities Act of 1933, as amended.

1.2 Agent. An “agent” of the Company means any individual who: (a) is or was a director or officer of the Company or a subsidiary of the Company; (b) is or was serving at the request of, for the convenience of, or to represent the interest of the Company or a subsidiary of the Company as a director or officer (or in a position of comparable authority) of another entity (including any service as a director of Castor IP Limited (f/k/a CashStar Technology Ltd.) and CashStar International Pty. Ltd) or of an affiliate of the Company; (c) was a director or officer of a foreign or domestic corporation which was a predecessor corporation of the Company (including Coupons, Inc. a California corporation) or a subsidiary of such predecessor corporation; or (d) was serving as a director or officer (or a person having comparable authority) of another entity or of an affiliate of the Company at the request of, for the convenience of, or to represent the interests of, such predecessor corporation or a subsidiary of such predecessor corporation.

1.3 Change in Control. A “Change in Control” shall be deemed to have occurred if, after the Effective Date:

(a) any “person” (as defined below) increases such person’s beneficial ownership in the Company’s Voting Securities (as defined below) by at least 20% without the prior approval of at least two-thirds of the Incumbent Directors in office immediately prior to such person attaining such percentage interest;

(b) any “person” (as defined below) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of Voting Securities of the Company representing 50% or more of the total combined voting power of all the Company’s then outstanding Voting Securities;

(c) during any period of 24 consecutive months that begins on or after the Effective Date, the Incumbent Directors (as defined below) cease for any reason to constitute at least two-thirds of the members of the Board then in office (where for purposes hereof, with respect to any particular period of 24 consecutive months, the term “Incumbent Directors” means (i) the individuals who at the beginning of such 24 consecutive month period constituted the Board and (ii) each other individual whose election or nomination for election to the Board during such 24 month period was approved by a vote of at least two-thirds of the directors in office who were either members of the Board at the beginning of such 24 month period or whose election or nomination for election to the Board was previously approved during such 24 month period pursuant to this clause (ii));

(d) the Company is a party to a consummated merger or consolidation as a result of which the Voting Securities of the Company outstanding immediately prior thereto do not represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such merger or consolidation or of a parent of such surviving entity), at least 50% of the total combined voting power represented by the voting securities of such surviving entity or a parent of such surviving entity immediately after consummation of such merger or consolidation; or

(e) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets (other than a sale or disposition of all or substantially all the Company’s assets to another entity that, immediately after such transaction is owned, directly or indirectly, by the stockholders of the Company immediately prior to the transaction in substantially the same proportion as their ownership of the Company’s capital stock immediately prior to such transaction if the acquiring entity assumes this Agreement).

For purposes of this Section 1.3: (a) the term “person” will have the meaning given to such term in Section 13(d) and 14(d) of the Exchange Act except that it shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (ii) a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company); and (b) the term “Voting Securities” of the Company means any securities of the Company that are entitled to vote generally in the election of directors

1.4 Company. The “Company” includes, in the event of a merger or consolidation involving the Company, the corporation or other entity surviving or resulting from such merger or consolidation.

1.5 Expenses. The term “expenses” includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by Indemnitee in connection with the investigation, defense or appeal of, or being a witness in, a proceeding (as defined below), or establishing or enforcing a right to indemnification or advancement of expenses under this Agreement or Section 145; provided, however, that the term “expenses” shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement of a proceeding.

1.6 Independent Counsel. “Independent Counsel” means a law firm, or an attorney-at-law, that is experienced (at least 10 years) in relevant matters of corporation law and that is not at the time in question, nor has been for the then-past three (3) years, retained to represent: (a) the Company or Indemnitee in any matter material to the Company or Indemnitee; or (b) any other party to the proceeding giving rise to a claim for indemnification or advancement of expenses under this Agreement with respect to which such Independent Counsel is to have involvement under this Agreement; provided, however, that notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement (it being acknowledged that no such conflict of interest will be deemed to exist solely due to such law firm or attorney-at-law (i) entering into any agreement with the Company relating to its, his or her retention to act as Independent Counsel for purposes of this Agreement or (ii) taking any actions contemplated as Independent Counsel under this Agreement).

1.7 Proceeding. A “proceeding” means any threatened, pending or completed action, lawsuit, alternative dispute resolution mechanism (including but not limited to an arbitration or mediation) or other proceeding, whether civil, criminal, administrative, investigative.

1.8 Subsidiary. A “subsidiary” of an entity means any corporation of which more than 50% of the outstanding voting securities is owned, directly or indirectly, by (a) such entity, (b) such entity and one or more of its other subsidiaries as defined in clause (a) of this Section or (c) by one or more of such entity’s subsidiaries as defined in clause (a) of this Section.

2. Agreement to Serve. Indemnitee agrees to serve and/or to continue to serve as an agent of the Company, at the will of the Company (or under separate written agreement, if any such written agreement exists), in the capacity in which Indemnitee serves as an agent of the Company as of the Effective Date, faithfully and to the best of Indemnitee’s ability, so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the charter documents of the Company or any subsidiary of the Company; provided, however, that Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that Indemnitee may have assumed apart from this Agreement), and the Company or any subsidiary shall have no obligation under this Agreement to continue Indemnitee in any such position.

3. Directors’ and Officers’ Insurance. The Company shall, to the extent that the Board determines it to be economically reasonable, maintain a policy of directors’ and officers’ liability insurance (“D&O Insurance”), on such terms and conditions and in such coverage amounts as may be approved by the Board from time to time. In all policies of D&O Insurance, Indemnitee shall qualify as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s independent directors (as defined by the insurer) if Indemnitee is such an independent director; of the Company’s non-independent directors if Indemnitee is not an independent director; of the Company’s officers if Indemnitee is an officer of the Company; or of the Company’s key employees, if Indemnitee is not a director or officer but is a key employee. In the event of a merger or acquisition of the Company that qualifies as a Change in Control, the Company shall, if and to the extent that the Board determines it to be economically reasonable, either: i) maintain such D&O Insurance for six years; or ii) purchase a six year tail for such D&O Insurance.

4. Mandatory Indemnification.

4.1 Third Party Actions. If Indemnitee was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was an agent of the Company, or by reason of anything done or not done by Indemnitee in Indemnitee’s capacity as an agent of the Company, then, subject to the provisions of Section 8 and the exceptions set forth in Section 9, the Company shall indemnify Indemnitee against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such proceeding or being a witness in such proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, Indemnitee had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

4.2 Actions by or in Right of the Company. If Indemnitee was or is a party to, or is threatened to be made a party to, any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was an agent of the Company, or by reason of anything done or not done by Indemnitee in Indemnitee’s capacity as an agent of the Company, then, subject to the provisions of Section 8 and the exceptions set forth in Section 9, the Company shall indemnify Indemnitee against all expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such proceeding or being a witness in such proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company; except that no indemnification under this Section 4.2 shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction unless and only to the extent that the Delaware Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

4.3 Witness Expenses in Certain Proceedings. If sections 4.1 and 4.2 do not apply, and Indemnitee was or is, by reason of the fact that Indemnitee is or was an agent of the Company, a witness in any proceeding to which Indemnitee is not made a party or of which Indemnitee is not the subject, the Company shall indemnify Indemnitee against all expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf solely in connection with Indemnitee’s being a witness in such proceeding (including on appeal), and in preparing to be a witness in such proceeding without the need for any determination with respect to Indemnitee’s conduct pursuant to Section 8 of this Agreement, as long as such expenses relate to the response to a subpoena or a written request to be interviewed by a government authority (or, the Company’s sole discretion, any other matter).

4.4 Exception for Amounts Covered by Insurance. Notwithstanding the foregoing, the Company shall not be obligated to indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) to the extent such have been paid directly to Indemnitee by D&O Insurance. To the extent that any payment payable by the carrier of D&O Insurance in respect of such expenses or liabilities has previously been paid or advanced to Indemnitee by the Company, the parties agree that the Company shall be subrogated to the rights of Indemnitee to receive such payments from the D&O Insurance carrier and that Indemnitee will take all actions reasonably necessary to turn over or otherwise cause the Company to receive any such payment from the D&O Insurance carrier.

5. Partial Indemnification and Contribution.

5.1 Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred by Indemnitee in the investigation, defense, settlement or appeal of a proceeding or in being a witness in a proceeding but is not entitled, however, to indemnification for all of the total amount thereof, then the Company shall nevertheless indemnify Indemnitee for such total amount except as to the portion thereof to which Indemnitee is not entitled to indemnification.

5.2 Contribution. If Indemnitee is not entitled to the indemnification provided in Section 4 for any reason other than the statutory limitations set forth in the Law, then in respect of any threatened, pending or completed proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such proceeding), the Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (a) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such proceeding arose and (b) the relative fault of the Company on the one hand and of Indemnitee on the other hand in connection with the events which resulted in such expenses, judgments, fines, ERISA excise taxes or penalties or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines, ERISA excise taxes, penalties or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 5.2 were determined by pro rata allocation or any other method of allocation that does not take into account all of the foregoing equitable considerations.

6. Mandatory Advancement of Expenses.

6.1 Advancement. Subject to the exceptions in Section 9 below and except as prohibited by law, the Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which Indemnitee is a party or is threatened to be made a party or witness by reason of the fact that Indemnitee is or was an agent of the Company or by reason of anything done or not done by Indemnitee in Indemnitee’s capacity as an agent of the Company. Indemnitee hereby undertakes and agrees to promptly repay to the Company such amounts as are so advanced by the Company to Indemnitee only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Certificate of Incorporation or Bylaws of the Company, the Law or otherwise with respect to the proceeding or proceedings for which such expenses were advanced. Subject to the foregoing, the advances to be made hereunder shall be paid by the Company to Indemnitee within 30 days following delivery of a written request therefor by Indemnitee to the Company which includes reasonable verification of the expenses incurred by Indemnitee for which an advance is sought. The Company shall discharge its advancement duty by, at its option, (a) paying such Expenses on behalf of Indemnitee, (b) advancing to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimbursing Indemnitee for Expenses already paid by Indemnitee. In the event that the Company fails to pay Expenses as incurred by Indemnitee as required by this paragraph, Indemnitee may seek mandatory injunctive relief (including without limitation specific performance) from any court having jurisdiction to require the Company to pay Expenses as set forth in this paragraph. If Indemnitee seeks mandatory injunctive relief pursuant to this paragraph, it shall not be a defense to enforcement of the Company’s obligations set forth in this paragraph that Indemnitee has an adequate remedy at law for damages.

7. Notice and Other Indemnification Procedures.

7.1 Notice of Proceeding. Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, Indemnitee shall, if Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company in writing of the commencement or threat of commencement thereof. Notwithstanding the foregoing, any failure of Indemnitee to provide such a notice to the Company, or to provide such a notice in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

7.2 Notice to D&O Insurance Carrier. If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7.1, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers providing such D&O Insurance in accordance with the procedures set forth in the applicable D&O Insurance policy or policies. The Company shall thereafter use reasonable efforts to cause such insurers to promptly pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such D&O Insurance policies.

7.3 Assumption of Defense by the Company; Settlement. In the event the Company shall be obligated to advance Indemnitee’s expenses with respect to any proceeding, the Company, if appropriate, shall be entitled, at its option, to assume Indemnitee’s defense of such proceeding, with counsel approved by Indemnitee (which approval shall not be unreasonably withheld or delayed), upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement or otherwise for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that: (a) Indemnitee shall have the right to employ Indemnitee’s own counsel in any such proceeding at Indemnitee’s own expense; and (b) if (i) the employment of counsel by Indemnitee has been previously authorized by the Company, or (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel to assume Indemnitee’s defense of such proceeding, then the Company shall advance, and/or indemnify Indemnitee for, the fees of Indemnitee’s counsel to the extent the Company would be required to do so under the terms of this Agreement (without regard to the provisions of this Section 7.3). The Company shall not be required to obtain the consent of Indemnitee to the settlement of any proceeding as to which the Company has assumed the defense if the Company assumes the full and sole responsibility and liability for such settlement.

8. Determination of Right to Indemnification.

8.1 Successful Defense. To the extent Indemnitee has been successful on the merits or otherwise in the defense of any proceeding referred to in Section 4.1 or 4.2 of this Agreement or in the defense of any claim, issue or matter described therein, then subject to the provisions of Section 4.4, the Company shall indemnify Indemnitee against expenses actually and reasonably incurred by him in connection with the investigation, defense or appeal of such proceeding, or such claim, issue or matter, as the case may be.

8.2 Other Circumstances. In the event that Indemnitee seeks indemnification under Section 4.1 or 4.2 of this Agreement and Section 8.1 is inapplicable to such claim for indemnification, or does not apply to the entire proceeding, then subject to the provisions of Section 4.4, the Company shall indemnify Indemnitee as provided in Section 4.1 or 4.2, as applicable, unless the Company shall claim and prove to a forum listed in Section 8.3 that Indemnitee has not met the applicable standard of conduct required to entitle Indemnitee to indemnification under Section 4.1 or 4.2, as applicable.

8.3 Selection of Forum to Determine Entitlement to Indemnification. In the event that the Company claims that Indemnitee is not entitled to indemnification pursuant to Section 4.1 or 4.2, then Indemnitee shall have 30 days following notice of rejection of such demand to provide notice to the Company of the forum in which the validity of the Company’s claim under Section 8.2 that Indemnitee is not entitled to indemnification will be heard by one (1) forum from among the following, except that Indemnitee can select a forum consisting of the stockholders of the Company only with the prior written approval of the Company that is duly authorized by the Board:

(a) A majority of a quorum of the Board consisting of directors who are not parties to the proceeding for which indemnification is being sought;

(b) The stockholders of the Company;

(c) Independent Counsel mutually agreed upon by Indemnitee and the Board, which Independent Counsel shall make such determination in a written opinion;

(d) A panel of three (3) arbitrators, one of whom is selected by the Company, another of whom is selected by Indemnitee and the last of whom is selected by the first two arbitrators so selected, who will conduct the arbitration in San Jose, California pursuant to the Commercial Arbitration Rules of the American Arbitration Association; or

(e) The Court of Chancery of Delaware or other court having jurisdiction of the subject matter and the parties.

In the event Indemnitee does not provide notice of selection within 30 days, the Company will select and provide such notice to Indemnitee within 30 days.

8.4 Submission of Claim by Company. As soon as practicable, and in no event later than 30 days after the forum has been selected pursuant to Section 8.3, the Company shall, at its own expense, submit to the selected forum its claim that the Indemnitee is not entitled to indemnification, and the Company shall act in the utmost good faith to assure Indemnitee a complete opportunity to defend against such claim.

8.5 Further Proceedings. If the forum selected in accordance with Section 8.3 is not a court, then after the final decision of such forum is rendered, the Company or Indemnitee shall have the right to apply to the Court of Chancery of Delaware, the court in which the proceeding giving rise to Indemnitee’s claim for indemnification is or was pending or any other court having jurisdiction of the subject matter and the parties, for the purpose of appealing the decision of such forum, provided that such right is executed within 60 days after the final decision of such forum is rendered. If the forum selected in accordance with Section 8.3 is a court, then the rights of the Company or the Indemnitee to appeal any decision of such court shall be governed by the applicable laws and rules governing appeals of the decision of such court.

8.6 Court Proceeding. If the forum selected by Indemnitee pursuant to Section 8.3 to determine whether Indemnitee is entitled to indemnification is not a court described in Section 8.3(e) and such forum shall not have made a determination within 120 days after the date on which the Company is required by Section 8.3 to submit to such forum its claim that Indemnitee is not entitled to such indemnification, then Indemnitee shall be entitled to apply to the Court of Chancery of Delaware or other court described in Section 8.3(e) to have Indemnitee’s request for indemnification adjudicated by such court in lieu of having the determination made by such forum. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

8.7 No Presumption. For purposes of this Agreement, the termination of any proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law.

8.8 Section 8 Matters. Notwithstanding any other provision in this Agreement to the contrary, and to the extent permitted by law, the Company shall indemnify Indemnitee against all reasonable expenses incurred by Indemnitee in connection with any hearing or proceeding under this Section 8 involving Indemnitee, to the extent Indemnitee prevails in such hearing or proceeding. The Company shall advance such expenses to Indemnitee to the extent permitted by law and subject to the undertaking and reimbursement procedure set forth in Section 6.

9. Exceptions. Notwithstanding any other provision of this Agreement to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:

9.1 Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to (a) proceedings specifically authorized by the Board or (b) (subject to the provisions of Section 8.8) proceedings brought by Indemnitee to establish or enforce a right to indemnification and/or advancement of expenses arising under this Agreement, the charter documents of the Company or any subsidiary or any statute or law; or

9.2 Unauthorized Settlements. To indemnify Indemnitee hereunder for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld; or

9.3 Certain Securities Law Actions. To indemnify Indemnitee on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act, or similar provisions of any federal, state or local statutory law or Section 306(a) of the Sarbanes-Oxley Act of 2002; or

9.4 Unlawful Indemnification. To indemnify or advance expenses to Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful, or if such indemnification or advancement is contrary to applicable law (but subject to section 11.1).

10. Non-Exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements or otherwise, both as to action in Indemnitee’s official capacity and to action in another capacity while occupying his position as an agent of the Company, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

11. General Provisions.

11.1 Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein.

11.2 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 11.1.

11.3 Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. In the event of any change after the date of this Agreement in any applicable law that expands the right of a Delaware corporation to indemnify a member of an Agent in the same capacity as Indemnitee, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. Any narrowing change in any applicable law, however, shall have no effect on the rights and obligations under this Agreement other than as may be required by law.

11.4 Subrogation. In the event of a payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary or desirable to secure such rights and to enable the Company effectively to bring suit to enforce such rights (provided that the Company pays Indemnitee’s costs and expenses of doing so), including without limitation by assigning all such rights to the Company or its designee to the extent of such indemnification or advancement of Expenses. The Company’s obligation to indemnify or advance expenses under this Agreement shall be reduced by any amount Indemnitee has collected from such other source, and in the event that Company has fully paid such indemnity or expenses, Indemnitee shall return to the Company any amounts subsequently received from such other source of indemnification. With regard to Fund Indemnitors, however, Section 11.13 shall control over this section.

11.5 Counterparts. This Agreement may be executed in one or more counterparts, which shall together constitute one agreement.

11.6 Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto; provided however that, Indemnitee may not assign Indemnitee’s rights under this Agreement except by will or the laws of descent and distribution.

11.7 Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given: (a) if delivered by hand and signed for by the party addressee; or (b) if mailed by certified, overnight traceable with addressee signature required, or registered mail, with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.

11.8 Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

11.9 Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement.

11.10 Attorneys’ Fees. In the event Indemnitee is required to bring or defend any action to enforce rights under or interpret this Agreement, Indemnitee shall be entitled to all reasonable fees and expenses in bringing, defending, or pursuing such action, to the extent that Indemnitee prevails in such action.

11.11 Fees of Independent Counsel. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel actually and reasonably incurred by such Independent Counsel in performing any function or service in accordance with this Agreement which expressly contemplates the participation of Independent Counsel.

11.12 References. All references herein to “Sections” shall (unless otherwise expressly indicated) refer to Sections of this Agreement.

11.13 Primacy of Indemnification. The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses or liability insurance provided by a third-party investor or certain of its affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees that (i) it is the indemnitor of first resort, i.e., its obligations to Indemnitee under this Agreement and any indemnity provisions set forth in its Certificate of Incorporation, Bylaws or elsewhere (collectively, “Indemnity Arrangements”) are primary, and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee is secondary and excess, (ii) it shall advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of Indemnitee, to the extent legally permitted and as required by any Indemnity Arrangement, without regard to any rights Indemnitee may have against the Fund Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Fund Indemnitors from any claims against the Fund Indemnitors for contribution, subrogation or any other recovery relating to any Indemnity Arrangement. The Company further agrees that no advancement or indemnification payment by any Fund Indemnitor on behalf of Indemnitee shall affect the foregoing, and the Fund Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 11.13. The Company, on its own behalf and on behalf of its insurers to the extent allowed by the policies, waives subrogation rights against Indemnitee.

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IN WITNESS WHEREOF, the parties hereto have entered into this Indemnity Agreement effective as of the date first written above.

COUPONS.COM INCORPORATED		INDEMNITEE:

By:

Name:		Name:

Title:		Address:

Address:	400 Logue Avenue
Mountain View, CA 94043

[Signature Page to Coupons.com Incorporated Indemnity Agreement]

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